Exhibit 27(e)(2)

  APPLICATION FOR GROUP ANNUITY CONTRACT

Voya Retirement Insurance and Annuity Company [A member of the Voya® family of companies PO Box 990063 Hartford, CT 06199-0063 ]

As used on this form, the term “Voya,” “VRIAC,” “Company,” “we,” “us” or “our” refers to your plan’s funding agent and/or services provider. That entity is VRIAC. Contact us for more information.

[ l. APPLICANT INFORMATION

Applicant Name (Employer/Contract Holder)

Address

City	State	ZIP

Tax Identification #	]

[ 2. ACCOUNT INFORMATION

Full Legal Plan Name

Type of Organization

☐	Governmental Organization
☐	State, local, county, municipality
☐	Healthcare
☐	Public School
☐	K-12
☐	High Education
☐	For Profit Organization
☐	Corporation
☐	Unincorporated (e.g. partnerships, self-employed & S Corporations)
☐	Tax-exempt Organization (includes churches, healthcare organizations and private education organizations)
☐	501(c)(3) Organization (IRS tax-exempt status letter required to be submitted for organizations formed after 10/9/69)
☐	Church, qualified and non-qualified church controlled organizations
☐	Healthcare
☐	Education
☐	501(c)(__) Organization. Type of Entity _________________________
☐	Multiple Employer Plan
☐	Pooled Employer Plan
☐	Other (specify) _______________________________________________

Type of Plan (Select one.)

403(b) Plan

☐	403(b) Non-ERISA public schools and ERISA exempt 501(c)(3) organizations
☐	403(b) ERISA (generally, 501(c)(3) organization sponsoring a 403(b) with employer and/or employee contributions)

401(a)/(k) Plan

☐	401(a)
☐	401(k) - employee salary deferral plan

457 Plan

☐	Governmental 457(b) (including public schools)
☐	Tax-exempt 457(b) top hat (for select management and/or highly compensated employees)
☐	Tax-exempt 457(b) (only non-qualified church controlled organizations)

Other (specify) ______________________________________

  ]

All payments and values provided by the group Contract, when based on the investment experience of the Separate Account, are variable and are not guaranteed as to fixed dollar amount. Amounts allocated to the Guaranteed Accumulation Account, if available and withdrawn before a guaranteed term maturity date, and/or amounts allocated to the Fixed Account, if applicable, may be subject to a contract termination adjustment or a market value adjustment, as specified in the Contract. The market value adjustment may result in an increase, or a decrease, in a participant’s account value.

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2. ACCOUNT INFORMATION (Continued)

[ Product (Select one. All products may not be available in all states.)

☐ Voya Custom Choice II	☐ RetireFlex - MF (Fixed Account-457/401)
☐ Voya Retirement Choice II (Fixed Plus Account III)	☐ RetireFlex - MF (Fixed Account B)
☐ Voya Retirement Choice II (Fixed Account B)	☐ RetireFlex - SA
☐ Voya Retirement Plus II	☐ Other (specify) __________________________

ERISA Status

Is this Plan subject to ERISA Title I?  ☐ Yes  ☐ No

If “Yes,” indicate the Plan Anniversary (Month/Day) (required) ____________________________ ]

3. REPLACEMENT (Must be completed.)

Do you currently have any existing annuity contracts or life insurance policies?

☐ Yes  ☐ No

Will any existing life insurance or annuity contracts be changed or replaced by the contract applied for herein?

☐ Yes  ☐ No

4. CONTRACT HOLDER SIGNATURE AND AUTHORIZATION

By signing this form, I understand that:

•	I am selecting an annuity product to fund a tax-deferred arrangement;
•	the tax laws provided for deferral of taxation of earnings on participant account balances; and
•	although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself.

Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further understand that the Company is entitled to rely exclusively on information provided on this form.

I acknowledge receipt of the current annuity prospectus for the group annuity contract or contract disclosure booklet, as well as current fund prospectuses for each of the variable investment options. I HAVE ATTACHED A COPY OF PROSPECTUS RECEIPT TO THIS APPLICATION (required for registered contracts only). The Effective Date of the Contract is the Contract Holder’s date of signature below.

Fraud Notice: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Contract Holder Signature	Date

Title	City/Town and State Where Signed

Witness Signature	Date

5. PRODUCER SIGNATURE

Does the applicant have any existing life insurance policies or annuity contracts?

☐ Yes  ☐ No

Do you have any reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

☐ Yes  ☐ No

Producer Name	Florida License #

Producer Signature	Date

155634 (11/23) (FL)	Page 2 of 2 - Incomplete without all pages.	Order #155638 FL 11/30/2023
TM: DCPLNINSTL/PLNINTHEG